As filed with the Securities and Exchange Commission on April 10, 2000

Registration No. ____

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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AMRITE BUILDERS, INC.

(Exact name of Small Business Issuer as specified in its charter)

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Nevada	6770	88-0219656
(State or other jurisdiction of incorporation)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

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Amrite Builders, Inc.

7601 West Laredo Street

Las Vegas, NV 89117

(702) 592-1816

(Address and telephone number of principal executive offices and principal place of business;

and name, address and telephone number of agent for service)

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Copies to:

Thomas C. Cook, Esq.

Thomas C. Cook & Associates, Ltd.

3110 S. Valley View Suite #106

Las Vegas, Nevada 89102

(702) 876-5941

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___X___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /_______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /_______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /_______

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The Registrant hereby may amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(A), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

Prospectus (Subject to completion)

Dated *****

Amrite Builders, Inc.

2,400,000 Shares of Common Stock

Offered at $0.05 Per Share

We are offering for sale 2,400,000 shares of common stock, at a purchase price of $0.05 per share. The shares shall be sold exclusively by us on a best-efforts for a period of ninety days, which may be extended an additional ninety days. This offering will be conducted directly by us through our officer(s) or director(s) pursuant to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934.

The minimum offering or proceeds to be raised is $25,000. The maximum offering or proceeds to be raised is $120,000.

Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of such rule. Under SEC Rule 3a51-1(d) under the Exchange Act, the securities being offered hereto constitute penny stock, and as such, certain sales restrictions apply to these securities. Up to 80% of the offering may be purchased by officers, directors, our current shareholders and any of their affiliates or associates. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

This is a highly risky investment. We have described these risks under the caption "Risk Factors" beginning on page 6.

	Offering Price	Maximum Sales Commissions	Proceeds to the company
Per Share	$ 0.05	$ 0.00	$ 0.05
Total - 500,000 shares (Minimum)	$ 25,000.00	$ 0.00	$ 25,000.00
Total - 2,400,000 shares (Maximum)	$ 120,000.00	$ 0.00	$ 120,000.00

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary	4
Your Rights Under Rule 419	5
Risk Factors	6
Forward-Looking Statements	8
Use of Proceeds	9
Dividend Policy	10
Capitalization	11
Dilution	12
The Company	13
Directors, Executive Officers, Promoters and Control Persons	17
Principal Stockholders	20
Certain Transactions	21
Description of Securities	22
Distribution of Securities	23
Financial Statements	25
Part II	26
Signatures	30
Exhibit Index	31

PROSPECTUS SUMMARY

Amrite Builders, Inc.

The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in the prospectus and in the Registration Statement.

We were organized under the laws of the State of Nevada on June 9, 1999, under the name Amrite Builders, Inc., for the purpose of acquiring or merging with an unspecified and unidentified operating business. We are a recently organized corporation, formed for this specific purpose. A company with such a purpose and structure is referred to as a "blank check company" as defined in Rule 419 of Regulation C ("Rule 419") as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). This Prospectus relates to the offer and sale by us of a maximum of 2,400,000 and a minimum of 500,000 shares (the "shares") of common stock, $.001 par value ("common stock"). See "Description of Securities."

This offering is being conducted pursuant to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. See "Your Rights under Rule 419."

Table Summarizing the Offering

Common Stock offered by Amrite Builders, Inc.	Up To 2,400,000 Shares
Common Stock outstanding after this offering if the minimum amount is raised	2,500,000 Shares
Common Stock outstanding after this offering if the maximum amount is raised	4,400,000 Shares
Use of Proceeds	SEC EDGAR Compliance Escrow Fee Blue Sky Legal Fees Expenses of Effectuating a Business Combination Marketing and Advertising Working Capital

YOUR RIGHTS UNDER RULE 419

It is important that you know that we have had absolutely no preliminary contact or discussion with any representatives of any business regarding the possibility or potential for any acquisition or merger. This offering is being conducted pursuant to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. To that end:

The securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed.

Before the acquisition can be completed and before the funds can be released to us and securities can be released to you, we are required to update the registration statement with a post-effective amendment which indicates specific details regarding the proposed merger or business combination.

Within the five days after the effective date, we are required to furnish you with the prospectus containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and our business, including audited financial statements.

Acquisition Criteria

Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $96,000 (80% of $120,000) if the maximum amount is raised, and $20,000 (80% of $25,000) if the minimum amount is raised. We will not acquire or merge with any business or company in which any of our officers or directors or associated persons have any relationship. Any merger or acquisition will be strictly at arms length. While we do not anticipate seeking an independent appraisal of any proposed merger or acquisition, we do intend to fully disclose the nature and terms of any business combination in a post-effective amendment.

Post-Effective Amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation of Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

  The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.
  Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.
  If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.
  The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $96,000 elect to reconfirm their investment.
  If a closed acquisition has not occurred within 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate or pro-rata basis within 5 business days by first class mail or other equally prompt means.

Release of securities and funds.

The funds will be released to us, and the securities will be released to you, only after:

  The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent.
  We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the minimum offering proceeds and has filed the required post-effective amendment.
  The post-effective amendment has been declared effective.
  We have satisfied all of the prescribed conditions of the reconfirmation offer.
  The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

RISK FACTORS

There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before considering the purchase of shares.

We have arbitrarily determined the offering price of the shares.

The offering price of $0.05 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

  Estimates of our business potential
  Our limited financial resources
  The amount of equity desired to be retained by present shareholders
  The amount of dilution to the public
  The general condition of the securities markets
  We have some discretion in the use of proceeds.

Of the $25,000-120,000 offering proceeds deposited into the escrow account, 10% or $2,500-12,000 may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. We will use these proceeds as indicated in this document under the section entitled "Use of Proceeds" but have considerable discretion in deciding how to allocate funds.

We have extremely limited capitalization.

The offering is a best efforts offering in which we intend to raise only a minimum of $25,000. Our management team faces the challenge of successfully implementing our business strategy and plan. We may not be able to successfully manage our business to achieve our goals especially in light of the fact the minimum we seek to raise is not a substantial amount. Investors could suffer a loss if as a consequence the amount raised is not enough to fully implement the intended business strategy. Even if we are successful in raising up to the maximum amount we seek, $120,000, this might not be enough to successfully identify a merger candidate and consummate an acquisition.

We anticipate a change in control and management.

We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current managers and directors will resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets or property being acquired.

No acquisition candidate has been identified by us.

As of the date of this prospectus, we have not entered into or negotiated any arrangements for a business combination with an acquisition candidate. Since we have not yet attempted to seek a business combination, and due to our lack of experience, there is only a limited basis upon which to evaluate our prospectus for achieving our intended business objectives.

We are not using professional consultants or experienced management.

Because management has little experience in managing companies similar to us, the fact that we are not using outside consultants may increase our difficulties in finding an acquisition candidate.

You will have no access to your funds while they are held in escrow.

If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate amount of your funds are returned, with interest. You will be offered return of your proportionate amount of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.

There may be a failure of a sufficient number of investors to reconfirm investment.

A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the offering proceeds raised to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis. Up to 80% of the shares may be purchased by our officers, directors, current shareholders and any of their affiliates or associates. It is likely that such insiders will elect to reconfirm a proposed business combination reducing or eliminating your effect on the outcome of the 80% required reconfirmation.

If you invest, you will not be able to transfer your escrowed securities.

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

We face many competing companies with more experience than us.

In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with a large number of other small blank check companies.

There may be a conflict of interest risk associated with management.

A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. You should note that management will retain substantial control even after the offering is completed. Our management would have continuing control. Further, management's interest in their own financial benefit may at some point compromise their fiduciary duty to you. No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. Our directors and officers are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Our directors and officers engaged in business activities outside of this Company, and the amount of time they will devote to our business will only be about five (5) to ten (10) hours each month. There exist potential conflicts of interest including allocation of time between us and these other business entities. We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, affiliates or associates.

There are possible disadvantages associated with a blank check offering.

Our business will most likely involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for our shares. A company which seeks our participation in attempting to consolidate our operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

  Time delays
  Significant expense
  Loss of voting control
  The inability or unwillingness to comply with various federal and state laws enacted for your protection

In making an investment in us, you may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. You may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction.

Shareholders are subject to a lack of diversification in their investment in us.

In the event we are successful in identifying and evaluating a suitable business combination, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, we will only negotiate one acquisition or merger.

There may be tax consequences to our activities which may adversely effect the company or our investors.

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

A substantial amount of control is held by present management and shareholders.

Assuming the sale of all the shares offered, the shares of common stock purchased by the public will represent 54.55% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own a 45.45% interest in us and will not continue to be able to elect our directors, appoint our officers, and control our affairs and operations. Our articles of incorporation do not provide for cumulative voting.

You are subject to dilution.

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares (based on our financial statements as of December 31, 1999), new investors will incur an immediate dilution of approximately $0.0205 per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired her shares of common stock at a price of $0.001 per share which is $0.049 per share lower than the offering price of the shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in this company. See "Dilution." No resale of the shares can be effected until the same are released from the Rule 419 escrow.

There may be unexpected year 2000 risks.

Currently, we do not rely on any computer or computer programs that will materially impact our operations in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact its business and operation. Although we have not identified any specific year 2000 issues, the "Year 2000" problem creates risk for us from unforeseen problems in computer systems which we may acquire in the future or the computer systems of third parties, including but not limited to any acquisition candidate and/or financial institutions, with whom it transacts business. Such failures of the company and/or third parties' computer systems could have a material impact on our ability to conduct our business. Prior to effecting a business combination, we intend to assess the Year 2000 Risks associated with the acquired business. See "Plan of Operation".

The common stock you buy is considered penny stock.

It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by regulations limiting the ability of broker/dealers to sell our common stock and the ability of purchasers in this offering to sell their securities in the secondary market (following termination of the Rule 419 Escrow).

The SEC adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. These exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (c) a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System (Nasdaq).

There may not a public market for the shares you buy.

There is no current trading market for the shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained even after we identify a merger candidate and consummate a business combination. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD's Over-the-Counter Bulletin Board, which may limit the marketability and liquidity of the shares. Pursuant to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 Escrow Account. These shares will not be released from the Rule 419 Escrow until (i) the consummation of a merger or acquisition as provided for in Rule 419 or (ii) the expiration of 18 months from the date of this Prospectus. There is no present market for our common stock and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 Escrow. Thus, stockholders may find it difficult to sell their shares.

You may be exposed to risks associated with operations in foreign countries.

Our business plan is to seek to acquire or merge with potential businesses that may, in the opinion of Management, warrant our involvement. Management's discretion is unrestricted, and we may participate in any business whatsoever that may in our opinion meet the business objectives we have addressed. Indeed, we may effectuate a business combination with another business outside the United States. We have not limited the scope of our search to a particular region or country. To the extent that the acquired business may be located or operate in a foreign jurisdiction, our operations may be adversely affected to the extent of the existence of unstable economic, social or political conditions in such foreign regions and countries.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

The net proceeds (after deducting maximum expense allowances) of this offering will be $22,500 if the minimum number of shares is sold and $108,000 if the maximum number of shares is sold. The proceeds received in this offering, (less 10% which will be released to us) will be promptly deposited into the Rule 419 escrow account pending consummation of a business combination and satisfaction of the Rule 419 escrow provisions, including but not limited to the investors reconfirmation. See "Investors' rights and substantive protection under Rule 419." The deposited funds must be held in escrow pending consummation of a business combination satisfying the criteria of Rule 419. Pursuant to Rule 419, following the sale of the minimum number of shares, 10% of the offering proceeds remaining after payment of underwriting fees and expenses and dealer compensation may be released to us as those funds are deposited in the escrow account. Thus, if the minimum number of shares is sold, $2,500 will be released to us, and $12,000 will be released to us if the maximum number of shares are sold. The balance of these funds will be added to our current working capital.

We have considerable discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors.

The proceeds if and when made available to us will be used to pay the following expenses in the order stated:

	Minimum	Maximum
SEC EDGAR Compliance Fees	$ 500	$ 500
Escrow Fee	1,250	1,250
Blue Sky	200	200
Legal fees	1,000	1,000
Expenses of Effectuating a business combination	20,000	20,000
Total Expenses	$ 22,200	$ 22,200
Working Capital	2,800	97,800
Total Expenses - Working Capital	$ 25,000	$ 120,000
Amount To Be Released To The Company Prior To Merger	$ 2,500	$ 12,000

Our expenses will be paid in the order listed regardless of the amount of proceeds received in the offering. To the extent that we are required to return proceeds of up to 20% in interest of the subscribers electing not to reconfirm their investment, we will have up to approximately $5,000 less if the minimum number of shares is sold and $24,000 less if the maximum number of shares is sold to apply towards the expenses of effecting a business combination.

Our largest out of pocket expense, except for legal fees owed, will be fees associated with the SEC's EDGAR filing requirements. These expenses are expected to be incurred if and when a post-effective amendment is filed.

The legal fees listed will be payable to Thomas C. Cook & Associates. However, payment of outstanding legal fees will not be a criteria for the consummation of a business combination.

We anticipate hiring a law firm, accounting firm, consulting firm or investment banking firm to assist us once we have identified a qualified merger candidate, so as to complete the merger and file a post-effective amendment. We believe that $20,000 is sufficient to cover the costs of these services, but we cannot assure you, the investor, that we will in fact be able to secure these services at this amount. If such services require additional funds, Mr. Bothmann has agreed to compensate these potential consultants personally at no expense to the company or its shareholders and without recourse against the company or its shareholders.

Upon the consummation of a business combination and the reconfirmation of the investors' purchase of shares, the balance of the deposited funds will be released to us and may be used to offset the expenses of consummating a business combination including the preparation and filing of a post-effective amendment to the registration statement.

We will use the business office of its President, rent free, until such time as we consummate a business combination or the Rule 419 Escrow is otherwise terminated.

No portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates. Expenses will be paid from (i) our working capital and (ii) the 10% of the proceeds of the offering to be distributed to us pursuant to Rule 419. If this capital is insufficient, the company may seek to obtain additional financing through offerings of equity and/or debt securities or borrowings if in fact we are able. It is unlikely that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. This loan is available at our discretion but we cannot guarantee that it will be available. If we are only able to raise the minimum amount of $25,000.00 and no additional funds are secured, then we face the risk that our company might be under-funded and your investment in our company might be substantially at risk. Any loan undertaken by us will be repaid in lump sum from the proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.

In addition, we anticipate incurring additional expenses of approximately $20,000 in connection with (1) the consummation of a business combination and (2) the preparation and filing of the post effective amendment.

Working capital is expected to include incidental expenses related to the marketing of our company as a vehicle for a merger candidate seeking to become fully reporting as well as for incidental operational expenses to include basic office supplies. To the extent that these funds are not used, they will be deposited in an interest bearing money market account and would be available to the merger candidate upon consummation of a merger or acquisition. No salaries, fees, retainers or wages will be paid to officers and directors of the company.

DIVIDEND POLICY

We have not paid cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

CAPITALIZATION

The following table sets forth the capitalization of the company as of the date of this Prospectus and as adjusted to reflect the sale of the shares offered hereby. See "Description of Securities" and "Selected Financial Information."

Authorized	Outstanding	Minimum as adjusted	Maximum as adjusted
Common Stock, $.001 Par Value 20,000,000 authorized	2,000,000	2,500,000	4,400,000
Preferred Stock, $.001 Par Value 5,000,000 authorized	0	0	0

	As of December 31, 1999	Minimum as adjusted	Maximum as adjusted
Stockholder's Equity common stock	$ 2,000	$ 2,500	$ 4,400
Additional Paid-in Capital	8,100	32,600	125,700
Donated Capital	0	0	0
Deficit Accumulated During Development Stage	(157)	(157)	(157)
Total Stockholders' Equity	$ 9,943	$ 34,943	$ 129,943

DILUTION

The following table(s) set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the company.

ASSUMING THE MINIMUM NUMBER OF SHARES SOLD

	Shares Purchased	Approximate Percentage of Total Shares	Total Consideration	Approximate Percentage of Total Consideration
Public Stockholders	500,000	20.0%	$ 25,000	92.6%
Present Stockholders	2,000,000	80.0%	2,000	7.4%
Total	2,500,000	100.0%	$ 27,000	100.0%

ASSUMING THE MAXIMUM NUMBER OF SHARES SOLD

	Shares Purchased	Approximate Percentage of Total Shares	Total Consideration	Approximate Percentage of Total Consideration
Public Stockholders	2,400,000	54.5%	$120,000	98.4%
Present Stockholders	2,000,000	45.5%	2000	1.6%
Total	4,400,000	100.0%	$122,000	100.0%

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock of the company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is the net tangible assets of the company (total assets less total liabilities and intangible assets; see "Financial Statements"). As of December 31, 1999, there were 2,000,000 shares of our common stock outstanding (see "CERTAIN TRANSACTIONS"). Therefore, the net tangible book value of the company's common stock as of December 31, 1999 was approximately $.001 per share. The following table illustrates this dilution based upon the book value as at December 31, 1999 and the receipt by us of the estimated proceeds after deducting maximum expense allowances from the sale of the minimum number of shares ($22,500) and the maximum number of shares ($ 108,000):

	Minimum	Maximum
Public offering Price Per Share	$0.050	$0.050
Net Tangible Book Value Per Share, Before offering	$0.004972	$0.004972
Net Tangible Book Value Per Share, After offering	$0.013977	$0.029533
Increase to Original Shareholders	$0.009006	$0.024561
Decrease Per Share to New Shareholders	$0.036023	$0.020468
Dilution to New Shareholders	72.05%	40.94%

THE COMPANY

We are a Nevada corporation incorporated on June 9, 1999, for the purpose of acquiring or merging with an unspecified operating business. We are a "blank check company" as defined in Rule 419. Upon completion of this offering we intend to effect a business combination with an acquired business which management believes has significant growth potential. We will not engage in any substantive commercial business immediately following this offering. We have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and we have not identified any specific business or company for investigation and evaluation. We intend to utilize either cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a business combination. It is likely that we will have the ability to effect only a single business combination.

Since its organization, our activities have been limited to the sale of initial shares in connection with its organization, general corporate matters, and its preparation of a registration statement and prospectus for its initial public offering. See "Plan of Operation." We do not intend to engage in the business of investing, reinvesting or trading in securities as a primary business or pursue any business which would render us an "investment company" pursuant to the Investment Company Act. See "Risk Factors."

The company's office is located at 7601 West Laredo Street, Las Vegas, NV 89117.

Market For The Company's Common Stock

Prior to the date hereof, there has been no trading market for our common stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Deposited Securities remain in the Rule 419 Escrow. The Deposited Securities under this offering will remain in the Rule 419 Escrow until, among other things, the company's consummation of a business combination pursuant to the requirements of Rule 419. There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the Deposited Securities from the Rule 419 Escrow.

PLAN OF OPERATION

Business Objectives

Our business plan is to seek to acquire or merge with potential businesses that may, in our opinion, warrant the company's involvement. Our discretion is unrestricted, and we may participate in any business whatsoever that, in our opinion, may meet the business objectives we have addressed. Indeed, we may effectuate a business combination with another business outside the United States. The company has not limited the scope of its search to a particular region. See "Risk Factors." We do not intend to utilize any notices or advertisements in our search for business opportunities.

We will be primarily responsible for searching for an appropriate merger or acquisition candidate. However, to the extent that the existing stockholder is aware of any potential business acquisition candidates, he will also refer these to the company. See "Conflicts of Interest." We recognize that as a result of our limited financial, managerial or other resources, the number of suitable potential businesses that may be available to us will be extremely limited. Our principal business objective will be to seek long-term growth potential in the business in which we participate rather than immediate, short-term earnings. In seeking to attain our business objectives, we will not restrict our search to any particular industry. Rather, we may investigate businesses of essentially any kind or nature, including but not limited to finance, high technology, manufacturing, service, research and development, communications, insurance, brokerage, transportation, and others. Management may also seek to become involved with other development stage companies or companies that could be categorized as "financially troubled." At the present time, we have not chosen the particular area of business in which we propose to engage and have not conducted any market studies with respect to any business, property or industry.

Evaluation Criteria

The analysis of potential business endeavors will be undertaken by or under the supervision of Management, no member of which is a professional business analyst. Management is comprised of individuals of varying business experiences, and Management will rely on its own business judgment in formulating decisions as to the types of businesses that we may acquire or in which we may participate. It is quite possible that Management will not have any business experience or expertise in the type of business engaged in by us ultimately acquired. Management will seek to examine those factors we have discussed when making a business decision; however, the mention of such factors to be examined by Management with regard to its determining the potential of a business endeavor should not be read as implying any experience or expertise on behalf of Management as to the business chosen. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition.

Management anticipates that the selection of an acquired business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of our search for the acquisition of an acquired business requires maximum flexibility inasmuch as we will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among our acquisition may not permit the company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the shares. Management of the company will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business. Management will consider, among other factors in evaluating a prospective acquired business and determining the "fair market value" thereof, the following:

  the acquired business' net worth;
  the acquired business' total assets;
  the acquired business' cash flow;
  costs associated with effecting the business combination;
  equity interest in and possible management participation in the acquired business;
  earnings and financial condition of the acquired business;
  growth potential of the acquired business and the industry in which it operates;
  experience and skill of management and availability of additional personnel of the acquired business;
  capital requirements of the acquired business;
  competitive position of the acquired business;
  stage of development of the product, process or service of the acquired business;
  degree of current or potential market acceptance of the product, process or service of the acquired business;
  possible proprietary features and possible other protection of the product, process or service of acquired business; and
  regulatory environment of the industry in which the acquired business operates.

The foregoing criteria is not intended to be exhaustive; any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a business combination consistent with our business objectives. No particular consideration may be given to any particular factor.

Although we believe that locating and investigating specific business proposals will take at least several months, the time this process will take is difficult to predict. However, we cannot exceed the 18 month time schedule set forth in Rule 419. See "Investors' Rights and Substantive Protection Under Rule 419." The time and costs required to select and evaluate an acquired business candidate (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

We believe that we will make contact with business prospects primarily through the efforts of our directors, officers and stockholders, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. Some acquired business candidates may be brought to our attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. See "Directors, Executive Officers, Promoters and Control Persons - - Finders' fees and Other Compensation."

To date, we have not selected any particular industry or any acquired business in which to our business combination efforts. See "Risk Factors."

Tax Considerations

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The company will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to the company, the Acquired Business and their respective stockholders. The IRS or other appropriate state tax authorities may attempt to re-characterize the tax treatment of a particular business combination; and, as a result there may be adverse tax consequences to the company, the acquired business and their respective stockholders.

Form and Structure of Acquisition

Of the various methods and forms by which we may structure a transaction acquiring another business, management is likely to use, without limitation, one of the following forms: (i) a leveraged buyout transaction in which most of the purchase price is provided by borrowings (typically secured by the assets of the acquired business and intended to be repaid out of the cash flow of the business) from one or more lenders or from the sellers in the form of a deferred purchase price; (ii) a merger or consolidation of the acquired corporation into or with the company; (iii) a merger or consolidation of the acquired corporation into or with a subsidiary of the company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (iv) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us; (v) an acquisition of the assets of a business by us or a subsidiary organized for such purpose; (vi) a merger or consolidation of the company with or into the acquired Business or subsidiary thereof; or (vii) a combination of any of the foregoing. The actual form and structure of a business combination may be also dependent upon numerous other factors pertaining to the acquired business and its stockholders as well as potential tax and accounting treatments afforded the business combination.

We may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a business combination. Although the company has no commitments as of the date of this prospectus to issue any shares of common stock other than as described in this Prospectus, the company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. To the extent that such additional shares are issued, dilution to the interest of the company's stockholders may occur. Additionally, if a substantial number of shares of common stock are issued in connection with a business combination, a change in control of the company may occur.

If securities of the company are issued as part of an acquisition, it cannot be predicted whether they will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in our common stock, of which there is no assurance, may depress the price of the company's common stock in such market. Additionally, such issuance of additional securities by us would result in a decrease in the percentage of the company's issued and outstanding shares of common stock by the purchasers of the common stock being offered hereby.

Our operations may be limited by the Investment Company Act of 1940. While we will attempt to conduct operations so as not to require registration under the Investment Company Act of 1940, there can be no assurance that the company will not be deemed to be subject to the Investment Company Act of 1940.

There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of the acquired business. The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interest of the company. Our inability to borrow funds for an additional infusion of capital into an acquired business may have material adverse effects on our financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an acquired business may have already incurred debt financing and, therefore, all the risks inherent thereto. We do not believe that we will borrow funds in any event so it is unlikely that we will face these issues.

Because of our small size, investors should carefully consider the business constraints on our ability to raise additional capital when needed. Until such time as any enterprise, product or service which we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional funds in order to continue our operations. This need could arise at a time when we are unable to borrow funds and/or market acceptance for the sale of additional shares of our common stock does not exist.

Our stockholders are relying upon the business judgment of Management in connection with the proper expenditure of the funds raised in this offering and in the future operations of the company. It is not expected that our stockholders will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by us, unless required by law.

Daily Operations

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision of whether or not to acquire or participate in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have no employees or day-to-day operations. We are unable to make any estimate as to the future number of employees which may be necessary, if any, to work for the company though we doubt any employees will be hired at any time before a combination. If an existing business is acquired, it is possible that its existing staff would be hired by us. At the present time, it is our intention to meet or be in telephone contact at least once a week and more frequently, if needed, to review business opportunities, evaluate potential acquisitions and otherwise operate the affairs of the company. Except for reimbursement of reasonable expenses incurred on behalf of the company, Management will not be compensated for these services rendered on behalf of the company.

Year 2000 Issues

The "Year 2000 problem," as it has come to be known, refers to the fact that many computer programs use only the last two digits to refer to a year, and therefore do not recognize a change in the first two digits. For example, the year 2000 would be read as being the year 1900. If not corrected, this problem could cause many computer applications to fail or create erroneous results.

Currently we do not own computer equipment nor does we rely on any computer programs that will materially impact the operations of the company in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact our business and operation. Consequently, although we have not identified any specific year 2000 issues, the "Year 2000" problems creates risk for us from unforeseen problems in any computer systems acquired in the future by us or the computer systems of third parties, including but not limited to financial institutions or vendors with whom it transacts business and of any company which we may acquire or merge with in the future. Such failures of our and/or third parties' computer systems could have a material impact on our ability to conduct its business as there can be no assurance that any of the parties with whom we transact business including a potential target candidate will be Year 2000 compliant prior to such date. We are unable to predict the ultimate effect that the Year 2000 problem may have upon us, in that there is no way to predict the impact that the problem will have nation-wide or world-wide and how we will in turn be affected. In addition, we cannot predict the nature of our potential target candidate or others with whom we will transact business who will fail to become Year 2000 compliant prior to January 1, 2000. Significant Year 2000 difficulties on the part of parties with whom we transact business could have a material adverse impact upon us. We have not to date formulated a contingency plan to deal with the potential non-compliance of vendors, customers and others with whom we transact business, including a potential target company, but will be considering whether such a plan would be feasible.

Legal Proceedings

We are not a party to any litigation, and have no knowledge of any threatened litigation against us.

Office Facilities

Our offices are located at 7601 West Laredo Street, Las Vegas, NV 89117. Pursuant to an oral agreement, which may be terminated by either party on 30 days prior written notice, we will use these offices on a rent free basis until such time as we consummate a business combination or the Rule 419 Escrow is otherwise terminated. We are a development stage company and currently have no employees other than our officers and directors.

Working Capital

Upon consummation of the offering, we believe that we will have sufficient working capital to pay expenses related (1) to the offering, (2) the effectuation of a business combination and (3) general administrative expenses over the next 18 month period. We believe this is the case because of our minimal operating expenses and the fact that no officers and directors will receive any compensation in the form of income, salary wages commissions, etc., in connection with any services rendered for the benefit of our company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following person is the director and executive officer of the company:

NAME	AGE	POSITION
Hans U. Bothmann	67	President, CEO and Director

Maria T. Bothmann	47	Secretary, CFO and Director

All directors and officers of the company are elected annually to serve for one year or until their successors are duly elected and qualified.

There are no agreements or understandings for any officer or director to resign at the request of another person. However, it is likely that upon the effecting of a business combination, the officers and directors will resign. None of the officers or directors are acting on behalf of or will act at the direction of any other person.

Management's business experience during the past five years is as follows:

Hans U. Bothmann (President, CEO, and Director)

Hans U. Bothmann has enjoyed a long and successful career specializing in Real Estate and Land purchase and management. Mr. Bothmann relocated to the United States from Toronto, Canada in 1970, where he had operated a successful Real Estate, Mortgage and General Insurance Brokerage Office. From 1970 to 1979, Mr. Bothmann resided in Miami, Florida, where he owned and operated a licensed Real Estate office and Investment Company specializing in purchasing and restoring income producing properties such as single family houses, condos, and several ocean front hotels in Coral Gables and Miami Beach. Since 1979, Mr. Bothmann has been a resident of Las Vegas, Nevada, where he has been extremely active and successful in arranging business and financial ventures, as well as purchasing and investing in Trust Deeds and other financial instruments. From 1980 to 1982, Mr. Bothmann was a stock and bond broker for Paine Webber. Following that, Mr. Bothmann bought and operated Loan Star Mortgage Corporation, a licensed, full service mortgage and trust deed company, of which he sold for a profit in 1994. In addition, from 1993 to 1994, Mr. Bothmann was a consultant and sales manager for Allied Services Corporation of Las Vegas, a builder and franchiser of private and postal centers located in shopping centers nationwide.

Maria T. Bothmann (Secretary, CFO and Director)

Mrs. Bothmann graduated in 1972 from Ateneo University of the Philippines, with a Bachelor of Science and Business Administration degree, majoring in accounting. After relocating to Las Vegas, Nevada in 1984, Mrs. Bothmann has held several positions. From 1985 to 1988, Mrs. Bothmann was a manager for South West Construction. From 1987 to 1988, she became an accountant for Floor Time Carpet and Tile Corporation. Following that job, Mrs. Bothmann worked for seven years as the Chief Financial Officer for The Hebrew Academy of Las Vegas. Presently, Mrs. Bothmann is a realtor and business broker for Nevada First Business Brokers.

Management Has Not Been Involved in any Previous Blank Check Offerings

There are no agreements, arrangements or understandings between Management and anyone else pursuant to which other management is to be selected for a particular office or position. It is estimated that Management of the company will devote such time as they deem necessary to the activities of the company. It is anticipated that Mr. Bothmann may spend a significant amount of time in the administration of our operations including our efforts in seeking acquisition candidates and consummating a business combination. Management will have the authority to and will, engage outside consultants and professionals on a as needed basis. The company has not entered into any agreement or contract with any outside consultant or advisor; nor, does it intend to enter into any such agreements or contracts pending consummation of a business combination.

Finders' Fees and Other Compensation

No officer or director presently receives a salary. Except as described here, it is not anticipated that any director or officer will receive any fee or salary pending consummation of a business combination. However, directors and/or officers will receive expense reimbursement for expenses reasonably incurred on behalf of the company.

Conflicts of Interest

Our proposed business raises potential conflicts of interest between the company, its officers and directors and its principal stockholders. We have been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the company, as well as its principal stockholders, are engaged in various other business activities including, but not limited to, the organization of other companies or "blank check" companies in the future. Specifically, Mr. Bothmann, the company's sole shareholder, is also an officer and/or director of a Related Company, which has filed a registration statement with the SEC for the purpose of effecting an Offering of its respective securities pursuant to Rule 419. As such, the company may be deemed to be under common control with this related company. If and when the registration statements filed by the related companies are declared effective, those companies will be competing directly with us for other business opportunities. See "Risk Factors." If the related companies are successful, the principal stockholders may, although there is no assurance that they will do so, invest in additional companies whose business plan would be to effect Rule 419 offerings, thereby exacerbating the competitive environment in which we must operate. In addition, from time to time, in the course of their business activities, the stockholders may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to our attention for our participation or to other companies with which they are associated or have an interest in.

Officers and directors of Nevada corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because our business is to locate a suitable business venture, Management may be required to bring such business opportunities to the company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within our financial means and proposed business plans.

Accordingly, Management may have a conflict in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and businesses that are identical or similar to those that we may seek. A conflict will not be present as between us and another affiliated "blank check" or "blind pool" if, before we begin seeking a potential acquisition, such other "blank check" or "blind pool": (i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (ii) ceases its search for additional properties or businesses identical or similar to those we may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for us but not for other affiliated "blank check" or "blind pools" (or vice versa), because of such factors as the difference in working capital available to us. If, however, at any time we and any other firms affiliated with Management are simultaneously seeking business opportunities, Management may face the conflict of whether to submit a potential business acquisition to us or to such other firms. See "Risk Factors."

In order to resolve conflicts of interest, to the extent possible, arising from the common share ownership of the company with other blind pool companies, we and the related companies have orally established the following guidelines:

(a) if the business opportunity is identified by an officer or director of the company, notwithstanding that such person is also a principal stockholder of a related Company, the business opportunity will be directed to us;

(b) if the business opportunity is identified by a person who is a principal stockholder of the company but not an officer of the company or of a related Company, the business opportunity will be directed to either us or to a related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to us which next completed its Rule 419 offering; and

(c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the company's common stock as of December 31, 1999, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by us to own beneficially more than 5% of the company's outstanding common stock; (ii) each of our officers and directors; and (iii) all directors and officers of the company as a group.

Name And Address Of Beneficial Owner	Shares Of Common Stock	Pre-Offer %	Minimum	Maximum
			Post Offer %
Hans U. Bothmann 7601 West Laredo St. Las Vegas, NV 89117	2,000,000	100%	80.00%	45.45%

None of these shares will be available for resale unless otherwise provided by Rule 144 of the Act or other relevant provisions until at least July, 2000.

Except for the securities being registered pursuant hereto, such shares are "restricted securities", as that term is defined in the rules and regulations promulgated under the Act, subject to certain restrictions regarding resale. See "Risk Factors." Certificates evidencing all of the above-referenced securities, except for the securities being registered pursuant hereto, have been stamped with a restrictive legend and will be subject to stop transfer orders.

CERTAIN TRANSACTIONS

We were incorporated in the State of Nevada on June 9, 1999. The company subsequently issued 2,000,000 shares for $.001 per share or an aggregate price of $2,000.00 to Hans U. Bothmann, our President, CEO and Director. See "Principal Stockholders."

DESCRIPTION OF SECURITIES

We are authorized to issue 20,000,000 shares of common stock, $.001 par value per share, of which 2,000,000 shares were issued and outstanding as of the date of this Prospectus and 5,000,000 preferred shares of which no shares have been issued. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of common stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, our present officers and directors will own approximately 45.45% of the then outstanding shares if the maximum number of shares is sold, and 80% of the then outstanding shares if the minimum number of shares is sold (assuming no shares are acquired in the offering).

Reports to Stockholders

We intend to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31. In addition, we intend to issue un-audited interim reports and financial statements on a quarterly basis.

Dividends

We have not declared any dividends since inception, and has no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors.

DISTRIBUTION OF SECURITIES

We are offering a minimum of 500,000 and a maximum of 2,400,000 shares at the purchase price of $0.05 per Share on a "best efforts all or none basis" as to the first 500,000 shares and on a "best efforts" basis with regard to the remaining 1,900,000 shares. If the minimum number of shares is not sold during the offering Period, the proceeds received will be promptly returned to investors with interest. We may allocate among or reject any offers to purchase, in whole or in part. Moreover, our directors, officers and principals may purchase shares on the same terms and conditions as all other investors; provided, however, that any such shares so purchased will be acquired for investment and not with an intention to resell such shares shortly thereafter.

The shares will be offered and sold only to residents in the states of Nevada, Arizona, Utah, and Florida. All shares shall be sold by the officers and directors, who will not receive any compensation or commissions with respect to such offers and sales. These officers and directors include:

Hans U. Bothmann	President, CEO and Director
Maria T. Bothmann	Secretary, CFO and Director

They will sell in reliance upon the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934. If or when necessary, the company may seek the services of an underwriting firm to facilitate the sale of these securities.

Our directors, officers and principals of our counsel may purchase shares on the same terms and conditions as all other investors and any such purchases will not be included in calculating whether the minimum number of shares have been sold. shares purchased by the company's existing stockholder and his affiliates (other than our officers , directors and principals of the company's Counsel) will be included in determining whether the minimum offering criteria has been satisfied.

We are conducting the offering as a blank check offering subject to the provisions of Rule 419. However, until the earlier to occur of (i) the sale of at least 500,000 shares or (ii) the expiration of the offering Period, the Escrow Agent will maintain all proceeds in an escrow account pursuant to the requirements of Rule 419. If at least 500,000 shares (exclusive of shares, if any, acquired by our officers, directors and principals), are not sold during the offering Period, the proceeds therefrom will be returned to the investors with interest. At such time as at least 500,000 shares are sold during the offering period, the proceeds from such sale, as well as the proceeds from the sale of up to an additional 1,900,000 shares (except as to 10% thereof which will be released to us pursuant to Rule 419) will then continue to be deposited and held pursuant to the provisions of Rule 419 Escrow. See "Investor's Rights and Substantive Protection Under Rule 419 -Deposited Funds and Deposited Securities."

The funds received by us with respect to the shares that may be sold, less the amount permitted by Rule 419 (an amount equal to up to 10% of the proceeds) to be delivered to us, will be deposited and maintained in the Rule 419 Escrow pursuant to the terms of an escrow agreement entered into between us and the Escrow Agent. Shares will be issued to purchasers only if at least 500,000 shares are sold by us; after the sale of at least 500,000 shares, all shares sold pursuant hereto will be held in escrow in accordance with the provisions of Rule 419.

Method of Subscribing

Prospective investors should make their checks payable to Thomas C. Cook & Associates, as Escrow Agent and remit the checks and subscription agreements at 3110 S. Valley View Blvd, Suite 106, Las Vegas, Nevada 89102. Subscriptions may not be withdrawn once made except in accordance with applicable law. We reserve the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment and to withdraw this Blank Check offering at any time prior to acceptance by us of the subscriptions received.

Funds will be held by the escrow agent, as described here. There can be no assurance that any or all of the shares being offered hereby will be sold.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Legal Opinion

Thomas C. Cook, Esq., and Thomas C. Cook & Associates, 3110 S. Valley View, Suite 106, Las Vegas, NV 89102, have acted as Counsel to the company, in connection with the offering and will render an opinion as to (1) the legality of the securities being offered hereby and (2) the ability of the company and its officers and directors to effectuate the plan of distribution as contemplated hereby without registration as brokers/dealers pursuant to Section 15 of the Securities Exchange Act.

Experts

The Financial Statements included in this Prospectus and elsewhere in the Registration Statement as of April 10, 2000, and for the period of inception June 9, 1999 to December 31, 1999 have been audited by G. Brad Beckstead, CPA, an independent public accountant as indicated in his report with respect thereto; the reports are included in reliance upon the authority of said firm as an expert in accounting and auditing in giving said report.

How To Get More Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the SEC. For further information about us and the securities offered hereby, reference is made to the registration statement including the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document summarize only the material provisions of such document and are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, with each statement being qualified in all respects by their reference. The registration statement and accompanying exhibits and schedules may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, 53 Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates by writing to the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Our registration statement as well as any reports to be filed under the Exchange Act can also be obtained electronically after we have filed these documents with the SEC through a variety of databases, including among others, the SEC's Electronic Data Gathering, Analysis and Retrieval program, Knight-Ridder Information, Inc., Federal Filing/Dow Jones, Lexis/Nexis and the SEC's web site. (http://www.sec.gov). Prior to this offering, we have not been a reporting company under the Securities Exchange Act of 1934. After this offering, we intend to furnish to our stockholders annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may determine to provide or as may be required by law.

Part F/S

Financial Statements

Index To Financial Statements
Page
Independent Auditors' Report	F-1
Balance Sheet	F-2
Income Statement	F-3
Statement Of Changes in Stockholders' Equity	F-4
Statement Of Cash Flows	F-5
Footnotes	F-6 to F-7

G. Brad Beckstead

Certified Public Accountant

330 E. Warm Springs

Las Vegas, NV 89119

702.528.1984

888.483.3827

INDEPENDENT AUDITOR'S REPORT

January 25, 2000

Board of Directors

Amrite Builders, Inc.

7601 W. Laredo

Las Vegas, NV 89117

I have audited the Balance Sheet of Amrite Builders, Inc. (the "Company") (A Development Stage Company), as of December 31, 1999, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period June 9, 1999 (Date of Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amrite Builders, Inc., (A Development Stage Company), as of June 9, 1999 (Date of Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA

Amrite Builders, Inc.

(A Development Stage Company)

BALANCE SHEET

December 31, 1999

Assets

Cash	$ 1,191

Organizational costs, net	8,752

Total Assets	$ 9,943

Liabilities and Stockholders' Equity

Common Stock, $0.001 par value, 20,000,000 shares authorized; 2,000,000 shares issued and outstanding at 12/31/99	2,000

Preferred Stock, $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding at 12/31/99	-0-

Additional paid-in capital	8,100

Retained Earnings	(157)

Total Stockholders' Equity	9,943

Total Liabilities and Stockholders' Equity	$ 9,943

See accompanying notes to financial statements

Amrite Builders, Inc.

(A Development Stage Company)

INCOME STATEMENT

For the period

June 9, 1999 (Date of Inception)

To December 31, 1999

Revenue	$ -0-

General and administrative expenses	9

Amortization of organization costs	148

Net income or (loss)	$(157)

Weighted average number of
common shares outstanding	2,000,000

Net income or (loss) per share	$ -0-

See accompanying notes to financial statements

Amrite Builders, Inc.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the period

June 9, 1999 (Date of Inception) to December 31, 1999

	Common Shares	Stock Amount	Subscription Receivable	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders' Equity
December 31, 1999 Founders shares issued for cash	2,000,000	2,000.00				2,000.00

December 31, 1999 Donated capital				8,100.00		8,100.00

Net loss, June 9, 1999 (inception) To December 31, 1999					(157.00)	(157.00)

Balances as of December 31, 1999	2,000,000	$2,000.00	$0.00	$8,100.00	($157.00)	$9,943.00

See accompanying notes to financial statements

Amrite Builders, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period

June 9, 1999 (Date of Inception) to December 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	(157)

Increase in organizational costs, net	(8,752)

Net cash used by operation activities	(8,909)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash used by investing activities	-0-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of Capital Stock	2,000

Additional paid-in capital	8,100

Net cash provided by financing activities	10,100

Beginning cash, June 9, 1999 (Date of Inception)	-0-

Ending cash, December 31, 1999	1,191

NON-CASH TRANSACTIONS

Interest expense	-0-
Income taxes	-0-

See accompanying notes to financial statements

Amrite Builders, Inc.

(A Development Stage Company)

Footnotes

December 31, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized June 9, 1999 (Date of Inception) under the laws of the State of Nevada, as Amrite Builders, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

On December 31, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to its directors for cash in the amount of $2,000.00.

On December 31, 1999, a director donated additional paid-in capital in the amount of $8,100.00.

There have been no other issuances of common or preferred stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

  The Company uses the accrual method of accounting.
  The cost of organization, $8,900.00, is being amortized over a period of 60 months

(December 1, 1999 through November 30, 2004).

3. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation.

6. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued.

7. The Company has adopted December 31 as its fiscal year end.

Amrite Builders, Inc.

(A Development Stage Company)

Footnotes

December 31, 1999

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTION

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - YEAR 2000 ISSUE

The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before on, or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering are as follows:

	Minimum	Maximum
SEC EDGAR Compliance Fees	500	500
Escrow Fee	1,250	1,250
Blue Sky	200	200
Legal fees	1,000	1,000
Expenses of Effectuating a business combination	20,000	20,000
TOTAL EXPENSES	22,200	22,200
Working Capital	2,800	97,800
TOTAL EXPENSES - WORKING CAPITAL	$25,000	$120,000
AMOUNT TO BE RELEASED TO THE COMPANY PRIOR TO MERGER	2,500	12,000

The law firm of Thomas C. Cook & Associates has agreed to defer payment in connection with services rendered on behalf of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the past year, the Registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933, as amended (the "Act").

On or about December 31, 1999, the company raised $2,000.00 through the sale of 2,000,000 shares of common stock at a price of $.001 per share as follows:

Name and address of Beneficial Owner	Shares Purchased
Hans U. Bothmann 7601 West Laredo St. Las Vegas, NV 89117	2,000,000

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended, and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

ITEM 27. EXHIBITS

EX-2

(1)Form of Escrow Agreement

EX-3.(a)

(1)Articles of Incorporation

EX-3.(b)

(1)Certificate of Amendment of Articles of Incorporation

EX-3.(c)

(1)By-Laws

EX-5

(1)Opinion of Thomas C. Cook & Associates dated September 23, 1999

EX-16

Letter on change in certifying accountant

EX-23

Consent of Independent Auditor

EX-27

Financial Data Schedule

EX-99.(a)

(1)Specimen Common Stock Certificate

EX-99.(b)

Form of Subscription Agreement

(1) Incorporated By Reference: Rendered as previously filed with the commission.

ITEM 28. UNDERTAKINGS

(1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); and

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

(5) In the event any material changes or transactions not mentioned herein arise, we have undertaken the responsibility to amend this prospectus and the Registration Statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes or transactions which are not reflected or contained herein, if such changes occurs within 90 days of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Las Vegas on this day, April 7, 2000.

Amrite Builders, Inc. (Registrant)

/s/ Hans U. Bothmann, President, CEO and Director

Hans U. Bothmann, President, CEO and Director

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement with the Securities and Exchange Commission, pursuant to Item 601 of Regulation S-B. All exhibits refer to Amrite Builders, Inc., unless otherwise indicated.

EX-2	(1)Form of Escrow Agreement
EX-3.(a)	(1)Articles of Incorporation
EX-3.(b)	(1)Certificate of Amendment of Articles of Incorporation
EX-3.(c)	(1)By-Laws
EX-5	(1)Opinion of Thomas C. Cook & Associates dated September 23, 1999
EX-16	Letter on change in certifying accountant
EX-23	Consent of Independent Auditor
EX-27	Financial Data Schedule
EX-99.(a)	(1)Specimen Common Stock Certificate
EX-99.(b)	Form of Subscription Agreement

(1) Incorporated By Reference: Rendered as previously filed with the commission.